Case Name: Interstate Bakeries
Corporation & All Subsidiaries                        Case No:  04-45814-jwv-11

                 Consolidated Monthly Operating Report Summary
                 ---------------------------------------------
              For The Four Weeks Ended and as of October 15, 2005
              ---------------------------------------------------

REVENUE
Gross Income                                                                                     $  231,839,064
Less Cost of Goods Sold                                                                             112,367,857
             Ingredients, Packaging & Outside Purchasing               $        54,928,468
             Direct & Indirect Labor                                            44,278,479
             Overhead & Production Administration                               13,160,910
Gross Profit
                                                                                                    119,471,207
                                                                                                 ------------------

OPERATING EXPENSES
Owner - Draws/Salaries                                                                -
Selling & Delivery Employee Salaries                                            58,713,714
Advertising and Marketing                                                        3,368,234
Insurance (Property, Casualty, & Medical)                                       13,865,271
Payroll Taxes                                                                    4,845,757
Lease and Rent                                                                   3,745,501
Telephone and Utilities                                                          1,174,845
Corporate Expense (Including Salaries)                                           6,687,300
Other Expenses                                                                  32,976,740
Total Operating Expenses                                                                            125,377,362
                                                                                                 ------------------
             EBITDA                                                                                  (5,906,155) (i
Restructuring & Reorganization Charges                                          16,402,180 (ii)
Depreciation and Amortization                                                    5,887,365 (iii)
                                                                                (2,751,522)
Gain/Loss Sale of Prop                                                             (87,435)
Interest Expense                                                                 3,744,740
Operating Income (Loss)                                                                             (29,101,483)
Income Tax Expense (Benefit)
                                                                               (10,138,695)
                                                                                                 ------------------
Net Income (Loss)                                                                                $  (18,962,788)
                                                                                                 ==================


CURRENT ASSETS
             Accounts Receivable at end of period                                                $  152,465,348
             Increase (Decrease) in Accounts Receivable for period                                   (4,379,891)
             Inventory at end of period                                                              63,573,608
             Increase (Decrease) in Inventory for period                                               (485,218)
             Cash at end of period                                                                  148,839,683
             Increase (Decrease) in Cash for period                                                  (2,734,697)
             Restricted Cash                                                                         19,634,836 (iv)
             Increase (Decrease) in Restricted Cash for period                                              -

LIABILITIES
             Increase (Decrease) Liabilities Not Subject to Compromise                                3,173,584
             Increase (Decrease) Liabilities  Subject to Compromise                                     837,879
             Taxes payable:
                  Federal Payroll Taxes                                $        10,489,193
                  State/Local Payroll Taxes                                      4,909,621
                  State Sales Taxes                                              1,308,627
                  Real Estate and
                      Personal Property Taxes                                   17,300,198
                 Other (see attached supplemental schedule)                      6,325,246
                  Total Taxes Payable
                                                                                                     40,332,885

See attached supplemental schedule for footnoted information.

IBC
Other Taxes Payable - Supplemental Schedule for period ended
October 15, 2005



                   Description                                Amount

  Use Tax                                         $                  1,673,297
  Accr. Franchise Tax                                                1,763,437
  Other Taxes                                                        2,888,512

  Total Other Taxes Payable                       $                  6,325,246
                                                    ===========================

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(i) Included in current EBITDA is an adjustment of approximately $1,500,000 related to the estimated year-to-date cost of a defined pension plan.

(ii) Reorganization and restructuring expenses for the period include charges for professional fees of approximately $2,822,000, key employee retention plan and restructuring bonus accruals of approximately $536,000, North West PC severance and related costs of $1,197,000, and North West PC asset impairment charges of $10,591,000.

(iii) Included in other income is $2,750,000 related to a Nestle Purina tax sharing settlement.

(iv) Restricted cash represents cash held as collateral pursuant to IBC's debtor-in-possession financing agreement.
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           EXPLANATORY NOTES TO THE INTERSTATE BAKERIES CORPORATION
                     CONSOLIDATED MONTHLY OPERATING REPORT
                         DATED AS OF OCTOBER 15, 2005


         1. This consolidated Monthly Operating Report (MOR), reflecting results for the four-week period ended October 15, 2005 and balances of and period changes (including year end adjustments reflected after the preparation of the May 28, 2005 MOR) in certain of the Company's accounts as of October 15, 2005, is preliminary, unaudited and subject to material change prior to the filing of the Company's fiscal 2004 and 2005 Annual Reports on Form 10-K and the fiscal 2005 and 2006 quarterly Form 10-Qs with the Securities and Exchange Commission (SEC). This MOR is being provided to the Bankruptcy Court and the U.S. Trustee pursuant to requirements under Local Rule 2015-2 C.

         2. This MOR is not audited and will not be subject to audit or review by our external auditors on a stand-alone basis at any time in the future. This MOR does not reflect certain quarter end adjustments expected for the second quarter of fiscal 2006 that are generally recorded upon review of major accounts prior to the end of each quarterly filing period. In addition, items included in these results for the period ended October 15, 2005 may relate to different periods or fiscal years and such items may be reflected in different quarters and fiscal years when the Company files its fiscal 2004 and 2005 annual Form 10-Ks and its fiscal 2005 and 2006 quarterly Form 10-Qs.

         3. This MOR is not prepared in accordance with accounting principles generally accepted in the United States of America
              (GAAP) with regard to the following items (which list is not purported to be inclusive of every reason for non-GAAP compliance of this report):

              a. The Company has not completed the process of reconciling and identifying its pre and post-petition liabilities and those liabilities that will be subject to compromise. As such, liabilities classified as subject to compromise may change materially in future reports.

              b. This MOR does not reflect non-cash asset valuation charges that may be required under GAAP due to financial circumstances leading to our bankruptcy filing on September 22, 2004 and our restructuring activities undertaken during fiscal 2005 and 2006. We anticipate material impairment to our goodwill and we may also be required to reflect significant impairment charges related to our intangibles, namely trademarks and trade names, as well as to our income tax assets, property, plant and equipment and other operating assets.

              c. This MOR does not include certain financial statements and explanatory footnotes, including disclosures required under GAAP.

              d. This MOR is presented in a format providing information required under local rule and incorporating measurements used for internal operating purposes, rather than a GAAP-based SEC reporting format.

              e. Certain items related to results presented herein are under research and may impact results presented in future monthly reports. This MOR, as presented, may not be revised or corrected for such changes/adjustments. In addition, as described above, the MOR does not reflect certain quarterly adjustments.

     4. The Company has not yet completed the preparation of its year end fiscal 2004 or fiscal 2005 financial statements and further work on these financials could impact fiscal 2006 results as presented.

     5. As of October 15, 2005 the Company had not borrowed under its $200 million debtor-in-possession credit facility, which is subject to a borrowing base formula based on its level of eligible accounts receivable, inventory, certain real property and reserves. The credit facility was utilized to support the issuance of letters of credit primarily in support of the Company's insurance programs. There were $71.4 million of letters of credit outstanding as of October 15, 2005, which were partially collateralized by $19.6 million of restricted cash as shown on the MOR. The amount of the credit facility available for borrowing was $107.5 million as of October 15, 2005. In addition to the borrowing base formula, each borrowing under the debtor-in-possession credit facility is subject to its terms and conditions, including the absence of an event of default thereunder.

     6. Pursuant to the provisions of the Food Allergen Labeling and Consumer Protection Act of 2004 and recent amended regulations on nutrition labeling issued by the Food and Drug Administration, both of which are effective January 1, 2006, the Company must revise its product labels to include certain information regarding allergens and trans fatty acids contained in its products. The Company expects that some of its packaging inventory will be rendered obsolete as a result of the new law and amended labeling regulations. In addition, the Company is changing some of its packaging designs which may render certain of its packaging inventory obsolete. Losses which may be incurred due to the write off of obsolete packaging resulting from these new legal requirements and changes to some of the Company's packaging designs have not been determined but may be significant when recognized in future results.